EXHIBIT 99.2

QR ENERGY, LP

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma financial statements of QR Energy, LP (“QR Energy” or the “Partnership”) reflect the unaudited and audited historical results of QR Energy on a pro forma basis to give effect to: (i) the acquisition on April 20, 2012 by QRE Operating, LLC (“OLLC”), a wholly owned subsidiary of QR Energy, of predominantly low decline, long life oil properties, primarily located in the Ark-La-Tex area, from Prize Petroleum, LLC and Prize Pipeline, LLC (collectively, “Prize”) for $226 million in cash after customary purchase price adjustments (the “Prize Acquisition”), and (ii) the issuance by the Partnership of 8,827,263 common units (including 2,625,000 common units pursuant to the exercise in full of the over-allotment option by the underwriters) to the public for $19.18 per unit on April 17, 2012 resulting in approximately $162.1 million in net proceeds (the “April 2012 Offering”). In connection with the April 2012 Offering, affiliated common unitholders sold 11,297,737 common units they held to the public. The Partnership did not receive any proceeds from the sale of the common units sold by the affiliated common unitholders.

Pro Forma Financial Statements

The unaudited pro forma balance sheet of QR Energy as of March 31, 2012 is based on the unaudited historical consolidated balance sheet of QR Energy and includes pro forma adjustments to give effect to the Prize Acquisition and the April 2012 Offering as if they had occurred on March 31, 2012.

The unaudited pro forma statements of operations of QR Energy are based on the unaudited historical consolidated statements of operations of QR Energy and the unaudited statements of revenue and direct operating expenses attributable to the Prize Properties for the three months ended March 31, 2012, and the audited historical consolidated statement of operations of QR Energy and audited statements of revenue and direct operating expenses attributable to the Prize Properties for the year ended December 31, 2011. Each period has been adjusted to give effect to the Prize Acquisition and the April 2012 Offering as if they had occurred on January 1, 2011.

The unaudited pro forma financial statements have been prepared on the basis that QR Energy is a partnership for federal income tax purposes. Accordingly, no recognition has been given to federal and state income tax in the accompanying unaudited pro forma financial statements. The unaudited pro forma financial statements should be read in conjunction with the notes accompanying those unaudited pro forma financial statements and QR Energy’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012 and QR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011.

The pro forma adjustments to the unaudited and audited historical financial statements are based upon currently available information and certain estimates and assumptions. The actual effect of the Prize Acquisition and the April 2012 Offering discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the Prize Acquisition and April 2012 Offering as currently contemplated and the unaudited pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the Prize Acquisition and the April 2012 Offering, and reflect those items expected to have a continuing impact on QR Energy.

QR ENERGY, LP

PRO FORMA BALANCE SHEET (UNAUDITED)

MARCH 31, 2012

(In thousands)

	QR Energy, LP
	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$21,320	$162,100	(a)	$21,320
		52,800	(b)
		(214,900	)(c)
Accounts receivable: oil and gas sales	31,837	—		31,837
Derivative instruments	39,604	—		39,604
Prepaid and other current assets	314	—		314

Total current assets	93,075	—		93,075

Noncurrent assets:
Oil and gas properties, using the full cost method of accounting
Evaluated	1,010,407	223,900	(c)	1,234,307
Unevaluated	—	9,400	(c)	9,400

Gross oil and natural gas properties	1,010,407	233,300		1,243,707
Gas processing equipment	1,644	—		1,644
Less accumulated depreciation, depletion, amortization	(100,073)	—		(100,073)

Total property and equipment, net	911,978	233,300		1,145,278
Derivative instruments	60,826	—		60,826
Deferred taxes	321	—		321
Other assets	15,574	(11,500	)(c)	4,074

Total noncurrent assets	988,699	221,800		1,210,499

Total assets	$1,081,774	$221,800		$1,303,574

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Due to affiliates	$5,968	$—		$5,968
Current portion of asset retirement obligations	322	—		322
Derivative instruments	20,272	—		20,272
Accrued and other liabilities	87,632	2,900	(c)	90,532

Total current liabilities	114,194	2,900		117,094

Noncurrent liabilities:
Long-term debt	511,500	52,800	(b)	564,300
Derivative instruments	24,735	—		24,735
Asset retirement obligations	66,175	4,000	(c)	70,175
Deferred Taxes	20	—		20

Total noncurrent liabilities	602,430	56,800		659,230

Commitments and contingencies
Partners’ capital:
Class C convertible preferred unitholders	361,814	—		361,814
General partner	494	—		494
Public common unitholders	196,958	162,100	(a)	244,365
		(114,693	)(d)
Affiliated common unitholders	(114,693)	114,693	(d)	—
Subordinated unitholders	(79,423)			(79,423)

Total partners’ capital	365,150	162,100		527,250

Total liabilities and partners’ capital	$1,081,774	$221,800		$1,303,574

See accompanying notes to the unaudited pro forma condensed financial statements.

QR ENERGY, LP

PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2012

(In thousands, except per unit amounts)

	QR Energy, LP	Prize Properties				QR Energy, LP
	Historical	Historical		Pro Forma Adjustments		Pro Forma
Revenues:
Oil and natural gas sales	$65,329	$10,067	(e)	$—		$75,396
Processing and other	458	—		—		458

Total revenues	65,787	10,067		—		75,854

Operating Expenses:
Production expenses	23,020	3,627	(e)	—		26,647
Depreciation, depletion and amortization	19,590	—		1,696	(f)	21,286
Accretion of asset retirement obligations	843	—		49	(g)	892
General and administrative	8,430	—		185	(h)	8,615

Total operating expenses	51,883	3,627		1,930		57,440

Operating income	13,904	6,440		(1,930)		18,414
Other (expense) income :
Realized gains on commodity derivative contracts	8,071	—		—		8,071
Unrealized losses on commodity derivative contracts	(21,769)	—		—		(21,769)
Interest expense, net	(7,472)	—		(329	)(i)	(7,801)

Total other expense, net	(21,170)	—		(329)		(21,499)

Loss before income taxes	(7,266)	6,440		(2,259)		(3,085)
Income tax benefit, net	31	—		—		31

Net loss	$(7,235)	$6,440		$(2,259)		$(3,054)

Net loss per limited partner unit:
Common unitholders (basic and diluted)	$(0.49)					$(0.30)
Subordinated unitholders (basic and diluted)	$(0.49)					$(0.30)
Weighted average number of limited partner units outstanding:
Common units (basic and diluted)	28,591					37,418
Subordinated units (basic and diluted)	7,146					7,146

See accompanying notes to the unaudited pro forma condensed financial statements.

QR ENERGY, LP

PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2011

(In thousands, except per unit amounts)

	QR Energy, LP	Prize Properties				QR Energy, LP
	Historical	Historical		Pro Forma Adjustments		Pro Forma
Revenues:
Oil and natural gas sales	$257,903	$35,198	(e)	$—		$293,101
Processing and other	1,965	—		—		1,965

Total revenues	259,868	35,198		—		295,066

Operating Expenses:
Production expenses	88,057	13,097	(e)	—		101,154
Depreciation, depletion and amortization	78,354	—		6,398	(f)	84,752
Accretion of asset retirement obligations	2,702	—		190	(g)	2,892
General and administrative	31,666	—		682	(h)	32,348

Total operating expenses	200,779	13,097		7,270		221,146

Operating income	59,089	22,101		(7,270)		73,920
Other (expense) income :
Realized losses on commodity derivative contracts	(72,053)	—		—		(72,053)
Unrealized gains on commodity derivative contracts	120,478	—		—		120,478
Interest expense	(45,527)	—		(1,315	)(i)	(46,842)

Total other (expense) income, net	2,898	—		(1,315)		1,583

Income before income taxes	61,987	22,101		(8,585)		75,503
Income tax expense, net	(850)	—		—		(850)

Net income	$61,137	$22,101		$(8,585)		$74,653

Net income per limited partner unit:
Common unitholders (basic and diluted)	$0.10					$0.38
Subordinated unitholders (basic and diluted)	$0.10					$0.38
Weighted average number of limited partner units outstanding:
Common units (basic and diluted)	28,728					37,555
Subordinated units (basic and diluted)	7,146					7,146

See accompanying notes to the unaudited pro forma condensed financial statements.

Notes to the Unaudited Pro Forma Financial Statements

Except as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars.

1. Basis of Presentation

The following unaudited pro forma financial statements of QR Energy, LP (“QR Energy” or the “Partnership”) reflect the unaudited and audited historical results of QR Energy on a pro forma basis to give effect to: (i) the acquisition on April 20, 2012 by QRE Operating, LLC (“OLLC”), a wholly owned subsidiary of QR Energy, of predominantly low decline, long life oil properties, primarily located in the Ark-La-Tex area, from Prize Petroleum, LLC and Prize Pipeline, LLC (collectively, “Prize”) for approximately $226 million in cash after customary purchase price adjustments (the “Prize Acquisition”), and (ii) the issuance by the Partnership of 8,827,263 common units (including 2,625,000 common units pursuant to the exercise in full of the over-allotment option by the underwriters) to the public for $19.18 per unit on April 17, 2012 resulting in approximately $162.1 million in net proceeds (the “April 2012 Offering”). In connection with the April 2012 Offering, affiliated common unitholders sold 11,297,737 common units they held to the public. The Partnership did not receive any proceeds from the sale of the common units sold by the affiliated common unitholders.

The unaudited pro forma balance sheet of QR Energy as of March 31, 2012 is based on the unaudited historical consolidated balance sheet of QR Energy and includes pro forma adjustments to give effect to the Prize Acquisition and the April 2012 Offering as if they had occurred on March 31, 2012.

The unaudited pro forma statements of operations of QR Energy are based on the unaudited historical consolidated statements of operations of QR Energy and the unaudited statements of revenue and direct operating expenses attributable to the Prize Properties for the three months ended March 31, 2012, and the audited historical consolidated statement of operations of QR Energy and audited statements of revenue and direct operating expenses attributable to the Prize Properties for the year ended December 31, 2011. Each period has been adjusted to give effect to the Prize Acquisition and the April 2012 Offering as if they had occurred on January 1, 2011.

Pro forma data is based on currently available information and certain estimates and assumptions as explained in the notes to the unaudited pro forma combined financial statements. Pro forma data is not necessarily indicative of the financial results that would have been attained had the acquisition occurred on January 1, 2011. As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in the future periods. The accompanying unaudited pro forma combined financial statements of the Partnership should be read in conjunction with QR Energy’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012 and QR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011.

2. Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Balance Sheet

(a) Reflects issuance by the Partnership of 8,827,263 common units (including 2,625,000 common units pursuant to the exercise in full of the over-allotment option by the underwriters) to the public for $19.18 per unit on April 17, 2012 resulting in approximately $162.1 million in net proceeds.

(b) Reflects incremental borrowings under the Partnership’s revolving credit facility to finance a portion of the Prize Acquisition.

(c) Reflects net assets acquired pursuant to the Prize Acquisition for approximately $226 million in cash after customary purchase price adjustments. The following chart illustrates the purchase price allocation, which is based on preliminary estimates by management, subject to final determination.

Oil and gas properties
Evaluated	$223,900
Unevaluated	9,400
Asset retirement obligation	(4,000)
Environmental Liability	(1,900)
Other current liabilities	(1,000)

Purchase price	$226,400

Less: Deposit	11,500

Cash paid at closing	$214,900

(d) Reflects sale to the public of 11,297,737 common units held by affiliated common unitholders pursuant to the April 2012 Offering. The Partnership did not receive any proceeds from the sale of the common units sold by the affiliated common unitholders.

Unaudited Pro Forma Statements of Operation

(e) Reflects revenue and direct operating expenses related to the oil and gas properties acquired pursuant to the Prize Acquisition which were derived from Prize’s historical financial records for the year ended December 31, 2011 and the three months ended March 31, 2012.

(f) Reflects incremental depletion expense related to the oil and gas properties acquired pursuant to the Prize Acquisition using the full cost method of accounting and corresponding asset retirement obligations as if the Prize Acquisition had occurred on January 1, 2011, calculating using the Partnership’s historical depletion costs per Boe.

(g) Reflects incremental accretion of the asset retirement obligations acquired pursuant to the Prize Acquisition as if the Prize Acquisition had occurred on January 1, 2011.

(h) Reflects incremental G&A expense associated with the oil and gas properties acquired pursuant to the Prize Acquisition. The adjustment results from an incremental allocation of general and administrative expenses from an affiliated company that provides services to the Partnership pursuant to a services agreement and is allocated based on a relative percentage of production of the Partnership and the other entities to whom the affiliate provides similar services.

(i) Reflects interest expense associated with borrowings under the Partnership’s revolving credit facility of approximately $52.8 million to finance a portion of the Prize Acquisition using an assumed variable interest rate of 2.49% for the three months ended March 31, 2012 and for the year ended December 31, 2011. If the variable interest rate increased or decreased by .125% in the future, the annual pro forma interest expense would increase or decrease by less than $0.1 million.

3. Pro Forma Net Income (Loss) Per Limited Partner Unit

Pro forma net income (loss) per limited partner unit is determined by dividing the pro forma net income (loss) available to the limited partner unitholders, after deducting QR Energy’s general partner 0.1% interest in net income (loss), by the weighted average number of limited partner units outstanding during the year ended December 31, 2011 and the three months ended March 31, 2012. QR Energy’s general partner interest in pro forma net income (loss) was not adjusted for any changes to the management incentive fee resulting from the Prize Acquisition.

The following sets forth the calculation of pro forma net income (loss) per limited partner unit for the three months ended March 31, 2012 and for the year ended December 31, 2011. The historical calculation has been adjusted to show the effect of the Prize Acquisition and the April 2012 Offering as if they had occurred on January 1, 2011.

	Pro Forma Three Months Ended March 31, 2012	Pro Forma Year Ended December 31, 2011
Pro forma net (loss) income	$(3,054)	$74,653
Net (income) attributable to predecessor operations	—	(49,091)
Distribution on Class C convertible preferred units	(3,500)	(3,424)
Amortization of preferred unit discount	(3,676)	(3,638)

Pro forma net (loss) income available to other unitholders	(10,230)	18,500
Less: general partner’s interest in net loss	3,142	1,589

Limited partners’ interest in net (loss) income	$(13,372)	16,911

Common unitholders’ interest in net (loss) income	$(11,228)	14,208
Subordinated unitholders’ interest in net (loss) income	$(2,144)	2,703
Pro forma net loss per limited partner unit:	—	—
Common unitholders’ (basic and diluted)	$(0.30)	$0.38
Subordinated unitholders’ (basic and diluted)	$(0.30)	$0.38
Pro forma weighted average number of limited partner units outstanding(1):	—	—
Common units (basic and diluted)	37,418	37,555
Subordinated units (basic and diluted)	7,146	7,146

(1)	For the three months ended March 31, 2012 and the year ended December 31, 2011, we had weighted average preferred units outstanding of 16,666,667 and 4,109,589, respectively, which were contingently convertible. These units could potentially dilute earnings per unit in the future and have not been included in the period ended March 31, 2012 or December 31, 2011, as they were antidilutive for the periods.

Supplemental Oil and Gas Information (Unaudited)

The following table sets forth certain unaudited pro forma information regarding estimates of the Partnership’s proved crude oil and natural gas reserves for the year ended December 31, 2011 after giving effect to the Prize Acquisition as if it had occurred on January 1, 2011. Because oil reserve estimates are inherently imprecise and require extensive judgments of reservoir engineering data, they are generally less precise than estimates made in conjunction with financial disclosures.

	QR Energy			Prize Properties			QR Energy
	Historical			Historical			Pro Forma
		Natural			Natural			Natural
	Oil	Gas	NGL	Oil	Gas	NGL	Oil	Gas	NGL
	(MBbl)	(MMcf)	(MBbl)	(MBbl)	(MMcf)	(MBbl)	(MBbl)	(MMcf)	(MBbl)
Balance, December 31, 2010	32,283	243,265	1,443	12,692	5,931	391	44,975	249,196	1,834
Extensions	1,274	677	110	337	108	13	1,611	785	123
Revision of previous estimates	2,459	(28,463)	6,554	(550)	(1,889)	110	1,909	(30,352)	6,664
Production	(1,766)	(16,925)	(263)	(355)	(165)	(13)	(2,121)	(17,090)	(276)

Balance, December 31, 2011	34,250	198,554	7,844	12,124	3,985	501	46,374	202,539	8,345

Proved developed reserves:
December 31, 2010	19,588	178,657	1,389	12,216	5,614	370	31,804	184,271	1,759

December 31, 2011	21,457	142,428	6,082	11,847	3,866	486	33,304	146,294	6,568

Summarized in the following table is information for the Partnership’s unaudited pro forma standardized measure of discounted cash flows relating to estimated proved reserves as of December 31, 2011 after giving effect to the Prize Acquisition as if it had occurred on January 1, 2011. The Standardized Measure of discounted future net cash flows was determined based on the economic conditions in effect at December 31, 2011. The disclosures below do not purport to present the fair market value of the Partnership’s oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates. The pro forma Standardized Measure of discounted future net cash flows is presented as follows:

(In thousands)	QR Energy, LP Historical	Prize Properties Historical	QR Energy, LP Pro Forma
Future cash inflows	$4,349,712	$1,209,150	$5,558,862
Future production and development costs	(1,892,789)	(556,881)	(2,449,670)

Future net cash flows	2,456,923	652,269	3,109,192
10% annual discount for estimated timing of cash flows	(1,284,382)	(423,486)	(1,707,868)

Standardized measure of discounted future net cash flows	$1,172,541	$228,783	$1,401,324

The following table sets forth unaudited pro forma information for the principal sources of changes in the Standardized Measure of discounted future net cash flows for the year ended December 31, 2011 after giving effect to the Prize Acquisition as if it had occurred on January 1, 2011:

(In thousands)	QR Energy, LP Historical	Prize Properties Historical	QR Energy, LP Pro Forma
Beginning of period	$996,580	191,340	$1,187,920
Extensions	26,016	9,596	35,612
Revisions of previous estimates	66,579	(10,266)	56,313
Changes in future development cost, net	(50,872)	(334)	(51,206)
Development cost incurred during the year that reduce future development costs	9,598	387	9,985
Net change in prices	192,290	61,307	253,597
Sales, net of production costs	(169,846)	(21,588)	(191,434)
Changes in timing and other	2,538	(20,793)	(18,255)
Accretion of discount	99,658	19,134	118,792

End of period	$1,172,541	228,783	$1,401,324